AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 26, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________________________

Bunge Limited
(Exact name of registrant as specified in its charter)

Bermuda	98-0231912
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification number)

Bunge Limited Finance Corp.
(Exact name of registrant as specified in its charter)

Delaware	26-002-1554
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification number)

Bunge Finance Europe B.V.
(Exact name of registrant as specified in its charter)

Netherlands	98-0339100
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification number)

50 Main Street
White Plains, New York 10606
(914) 684-2800
(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)
 ____________________________________

Bunge Limited
50 Main Street
White Plains, New York 10606
Attention:  Carla L. Heiss
Deputy General Counsel,
Chief Compliance Officer
and Secretary
(914) 684-2800
(Name, address, including zip code, and telephone number, including area code, of agent for service)
 ____________________________________

Copies to:

Stephen T. Giove
Lona Nallengara
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
(212) 848-4000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common shares of Bunge Limited(2)	(4)	(1)	(1)	$0
Preference shares of Bunge Limited	(4)	(1)	(1)	$0
Debt Securities of Bunge Limited Finance Corp.	(4)	(1)	(1)	$0
Debt Securities of Bunge Finance Europe B.V.	(4)	(1)	(1)	$0
Guarantees by Bunge Limited of Debt Securities of Bunge Limited Finance Corp. and Bunge Finance Europe B.V.(3)	(4)	(3)	(3)	$0

(1)
An unspecified aggregate initial offering price or number of the specified securities of each identified Registrant are being registered as may from time to time be offered at unspecified prices.  Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of such specified securities.

(2)
Includes such indeterminate number of common shares of Bunge Limited as may be issued upon the exercise, conversion or exchange of, or as bonus issues or dividends on, as the case may be, any preference shares that provide for such exercise, conversion, exchange or payment of bonus issues or dividends.

(3)
Bunge Limited will guarantee the obligations of Bunge Limited Finance Corp. and Bunge Finance Europe B.V. under their respective debt securities.  No separate consideration will be paid in respect of any such guarantees.  Pursuant to Rule 457(n) of the Securities Act of 1933, as amended, no separate fee is payable with respect to the guarantees of the debt securities.

(4)	In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the Registrants are deferring payment of the registration fee.

PROSPECTUS

Common Shares and Preference Shares of
BUNGE LIMITED

Debt Securities of
BUNGE LIMITED FINANCE CORP.
and
BUNGE FINANCE EUROPE B.V.
fully, unconditionally and irrevocably guaranteed by Bunge Limited

Bunge Limited may offer from time to time common shares or preference shares.

Bunge Limited Finance Corp. and Bunge Finance Europe B.V. may offer from time to time debt securities, which will be fully, unconditionally and irrevocably guaranteed by Bunge Limited.

This prospectus provides you with a general description of the common shares and preference shares of Bunge Limited.  The common shares may be offered directly or may be issued upon the exercise, conversion or exchange of, or as dividends or bonus issues on, as the case may be, the preference shares offered hereby and the debt securities of each of Bunge Limited Finance Corp. and Bunge Finance Europe B.V.  The specific terms of the offered securities will be described in a prospectus supplement or other offering material, which may add to or update the information in this prospectus.

For a discussion of certain factors that you should consider before investing in the offered securities, see “Risk Factors” in our periodic reports filed with the Securities and Exchange Commission or in the applicable prospectus supplement or other offering material.

You should read this prospectus and the applicable prospectus supplement or other offering material carefully before you invest.  We will not use this prospectus to confirm sales of any securities unless it is attached to a prospectus supplement.

The offered securities may be offered in amounts, at prices and on terms determined by market conditions at the time of the offering.  The issuer may sell the offered securities through agents it selects or through underwriters and dealers it selects.  If the issuer uses agents, underwriters or dealers to sell the offered securities, it will name them and describe their compensation in a prospectus supplement or other offering material.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is April 26, 2019.

We have not authorized any other person to provide you with any information or to make any representation that is different from, or in addition to, the information and representations contained in this prospectus and any prospectus supplement or in any of the documents that are incorporated by reference in this prospectus or in any prospectus supplement or other offering material.  We do not take any responsibility for, and can provide no assurance as to reliability of, any information that others may give you.  You should assume that the information appearing in this prospectus and any prospectus supplement, as well as the information contained in any document incorporated by reference, is accurate as of the date of each such document only, unless the information specifically indicates that another date applies.

The distribution of this prospectus may be restricted by law in certain jurisdictions.  You should inform yourself about and observe any of these restrictions.  This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

Unless the context otherwise requires, the terms “Bunge,” “Bunge Limited,” “we,” “us” and “our” mean, unless otherwise indicated, Bunge Limited and its consolidated subsidiaries.

Consent under the Exchange Control Act 1972 (and its related regulations) has been obtained from the Bermuda Monetary Authority for the issue and transfer of the common shares and preference shares of Bunge Limited to and between non-residents of Bermuda for exchange control purposes provided our shares remain listed on an appointed stock exchange, which includes the New York Stock Exchange.  In granting such consent, the Bermuda Monetary Authority does not accept any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.

i

FORWARD LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward looking statements to encourage companies to provide prospective information to investors.  This prospectus and the documents incorporated by reference into this prospectus include forward looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities.  Forward looking statements include all statements that are not historical in nature.  We have tried to identify these forward looking statements by using words including “may,” “will,” “should,” “could,” “expect,” “anticipate,” “believe,” “plan,” “intend,” “estimate,” “continue” and similar expressions.  These forward looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, to differ materially from those expressed in, or implied by, these forward looking statements.  These factors include the risks, uncertainties, trends and other factors discussed under the heading “Risk Factors” and elsewhere in our periodic reports filed with the Securities and Exchange Commission or in the applicable prospectus supplement or other offering material, including:

●	changes in governmental policies and laws affecting our business, including agricultural and trade policies and environmental, tax and biofuels regulation;

●	our capital allocation plans, funding needs and financing sources;

●	changes in foreign exchange policy or rates;

●	the outcome of pending regulatory and legal proceedings;

●	our ability to complete, integrate and benefit from acquisitions, divestitures, joint ventures and strategic alliances;

●	our ability to achieve the efficiencies, savings and other benefits anticipated from our cost reduction, margin improvement, operational excellence and other business optimization initiatives;

●
industry conditions, including fluctuations in supply, demand and prices for agricultural commodities and other raw materials and products that we sell and use in our business, fluctuations in energy and freight costs and competitive developments in our industries;

●	weather conditions and the impact of crop and animal disease on our business;

●	global and regional economic, agricultural, financial and commodities markets, political, social and health conditions;

●	the outcome of our strategic review process;

●	the effectiveness of our risk management strategies;

●	operational risks, including industrial accidents, natural disasters and cybersecurity incidents; and

●	other factors affecting our business generally.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward looking statements contained in this prospectus, any prospectus supplement, any other offering material or in any document incorporated by reference herein or therein.  Additional risks that we may currently deem immaterial or that are not presently known to us could also cause the forward looking events discussed in this prospectus, any accompanying prospectus supplement, any other offering material or any document incorporated by reference herein or therein not to occur.  Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Bunge Limited, Bunge Limited Finance Corp. and Bunge Finance Europe B.V. have filed with the Securities and Exchange Commission, referred to as the Commission or the SEC in this prospectus, using a “shelf” registration process.  Under this shelf registration process, Bunge Limited may, from time to time, sell common shares and/or preference shares described in the prospectus, in one or more offerings and Bunge Limited Finance Corp. or Bunge Finance Europe B.V. may, from time to time, separately or jointly, sell debt securities guaranteed by Bunge Limited as described in the prospectus, in one or more offerings.  The common shares and preference shares of Bunge Limited and the debt securities of Bunge Limited Finance Corp. and Bunge Finance Europe B.V. are collectively referred to as “offered securities” and each of Bunge Limited, Bunge Limited Finance Corp. and Bunge Finance Europe B.V. is referred to as a “Registrant,” and collectively as “Registrants,” in this prospectus.  This prospectus provides you with a general description of the offered securities the Registrants may offer.  Each time a Registrant sells offered securities, it may provide a prospectus supplement, or more than one prospectus supplement, that will contain specific information about the terms of the offered securities.  Each prospectus supplement may also add to, update or change the information contained or incorporated by reference in this prospectus.  To the extent that any statement a Registrant makes in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement.  You should read both this prospectus and any applicable prospectus supplement or other offering material together with the information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational reporting requirements of the Exchange Act of 1934, as amended (the “Exchange Act”) and accordingly we file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy and information statements and other information with the SEC.

Neither Bunge Limited Finance Corp. nor Bunge Finance Europe B.V. is required under the Exchange Act to file annual, quarterly and current reports, proxy statements and other information with the SEC.  Accordingly, Bunge Limited Finance Corp. and Bunge Finance Europe B.V. do not, and will not, file separate financial statements with the SEC.  The financial condition, results of operations and cash flows of Bunge Limited Finance Corp. and Bunge Finance Europe B.V. are consolidated into our financial statements.

You may read any document we file with the SEC, including the documents incorporated by reference into this prospectus, at the SEC’s website at www.sec.gov.  In addition, you may access our SEC filings through the SEC’s website at www.sec.gov, and at our website, www.bunge.com.  Information contained in or connected to our website is not part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference into this prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents.  Any information incorporated by reference is considered part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information.  We are incorporating by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, other than any documents or portions thereof that are considered to be furnished rather than filed under SEC rules, until the termination of the offering of the securities.  The documents incorporated herein by reference are:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed on February 22, 2019;

●
our Definitive Proxy Statement on Schedule 14A, filed on April 10, 2019 (solely those portions that were incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2018); and

●	our Current Reports on Form 8-K filed on January 22, 2019 (except for the information furnished pursuant to Item 2.02), January 28, 2019, March 4, 2019 and April 26, 2019.

We will provide, without charge, to any person who receives a copy of this prospectus, upon such recipient’s written or oral request, a copy of any document this prospectus incorporates by reference, other than exhibits to such incorporated documents, unless such exhibits are specifically incorporated by reference in such incorporated document.  Requests should be directed to:

Bunge Limited
50 Main Street
White Plains, New York 10606
Attention:  Investor Relations
(914) 684-2800

Except as provided above, no other information, including, but not limited to, information on our website, is incorporated by reference in this prospectus.

BUNGE LIMITED

Overview

We are a leading global agribusiness and food company with integrated operations that stretch from the farm to consumer foods. We believe we are a leading:

●	global oilseed processor and producer of vegetable oils and protein meals, based on processing capacity;

●	global grain processor, based on volume;

●	seller of packaged vegetable oils worldwide, based on sales;

●	producer and seller of wheat flours and bakery mixes and dry milled corn products in North and South America, based on volume; and

●	producer of sugar and ethanol in Brazil, based on volume.

We conduct our operations in five segments: Agribusiness, Edible Oil Products, Milling Products, Sugar and Bioenergy, and Fertilizer. We refer to the Edible Oil Products and Milling Products segments collectively as our Food and Ingredients businesses.  Key elements of our corporate strategy include enhancing our global expertise and footprint in grains and oilseeds in a capital-efficient way through targeted investments and strategic partnerships, partnering with customers to develop products, services and solutions that meet today’s and future needs in food and feed applications, and maximizing returns and profitability through a strong focus on cost efficiency and continuous improvement. Our strategy is aligned with long-term global macroeconomic and consumer growth trends, including a commitment to sustainability.

Our Agribusiness segment is an integrated, global business principally involved in the purchase, storage, transportation, processing and sale of agricultural commodities and commodity products. Our Agribusiness operations and assets are located in North and South America, Europe and Asia-Pacific, and we have merchandising and distribution offices throughout the world.

Our Food and Ingredients businesses consist of two reportable business segments: Edible Oil Products and Milling Products. The Edible Oil Products segment includes businesses that sell vegetable oils and fats, including cooking oils, shortenings, margarines, mayonnaise and specialty ingredients. The Milling Products segment includes businesses that sell wheat flours, bakery mixes, corn-based products and rice. The operations and assets of our Edible Oil Products segment are primarily located in North and South America, Europe and Asia-Pacific and the operations and assets of our Milling Products segment are located in North and South America.

Our Sugar and Bioenergy segment produces and sells sugar and ethanol derived from sugarcane, as well as energy derived from the sugar and ethanol production process, through our operations in Brazil.

Our Fertilizer segment is involved in producing, blending and distributing fertilizer products for the agricultural industry in South America, with operations and retail distribution activities in Argentina, Uruguay and Paraguay, and port facilities in Argentina and Brazil.

Bunge Limited is a holding company and substantially all of its operations are conducted through subsidiaries.  Bunge Limited is an exempted company incorporated under the laws of Bermuda.  Bunge Limited’s principal executive office and corporate headquarters is at 50 Main Street, White Plains, New York 10606, and its telephone number is (914) 684-2800.  Bunge Limited’s registered office is located at 2 Church Street, Hamilton, HM 11, Bermuda.

BUNGE LIMITED FINANCE CORP.

Bunge Limited Finance Corp. is an indirect, 100% owned subsidiary of Bunge Limited and was formed for the sole purpose of issuing debt of Bunge, other than commercial paper, primarily in the U.S. markets, and investing the proceeds of the issuances in a master trust structure that Bunge created to centralize its financing operations.

The master trust, in turn, acquires loans made to Bunge Limited and certain of its subsidiaries with the proceeds from debt incurred by Bunge through Bunge Limited Finance Corp. and other finance subsidiaries.  Bunge Limited Finance Corp.’s only assets are a trust certificate entitling it to a fractional undivided interest in a pool of intercompany loans held by the Bunge master trust structure and related hedging agreements.  Among other things, the master trust structure is intended to allow creditors of Bunge Limited Finance Corp., including holders of the debt securities issued by Bunge Limited Finance Corp., to have the benefit of claims in respect of Bunge’s subsidiaries which are equal in right of payment to indebtedness owed or payable to other creditors of these subsidiaries.  See “Description of Master Trust Structure” for a discussion of the Bunge master trust structure and the assets it holds.  Bunge Limited Finance Corp. is incorporated under the laws of the State of Delaware.

Bunge Limited Finance Corp. has its principal executive offices and corporate headquarters at 50 Main Street, White Plains, New York 10606, and its telephone number is (914) 684-2800.

BUNGE FINANCE EUROPE B.V.

Bunge Finance Europe B.V. is an indirect, 100% owned subsidiary of Bunge Limited and was formed for the sole purpose of issuing debt of Bunge, other than commercial paper, primarily in European markets, and investing the proceeds of the issuances in a master trust structure that Bunge created to centralize its financing operations.  The master trust, in turn, acquires loans made to Bunge Limited and certain of its subsidiaries with the proceeds from debt incurred by Bunge through Bunge Finance Europe B.V. and other finance subsidiaries.  Bunge Finance Europe B.V.’s only assets are a trust certificate entitling it to a fractional undivided interest in a pool of intercompany loans held by the Bunge master trust structure and related hedging agreements.  Among other things, the master trust structure is intended to allow creditors of Bunge Finance Europe B.V., including holders of the debt securities issued by Bunge Finance Europe B.V., to have the benefit of claims in respect of Bunge’s subsidiaries which are equal in right of payment to indebtedness owed or payable to other creditors of these subsidiaries.  See “Description of Master Trust Structure” for a discussion of the Bunge master trust structure and the assets it holds.  Bunge Finance Europe B.V. is incorporated under the laws of the Netherlands.

Bunge Finance Europe B.V. has its principal executive offices and corporate headquarters at 1391 Timberlake Manor Parkway Chesterfield, Missouri 63017, and its telephone number is (314) 292-2908.

USE OF PROCEEDS

Except as may be described otherwise in a prospectus supplement or other offering material, the Registrants will use the net proceeds from the sale of common shares, preference shares or debt securities under this prospectus for working capital and other general corporate purposes, which may include, among other things, funding acquisitions and/or reducing indebtedness.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital briefly summarizes certain provisions of our memorandum of association, our bye-laws and applicable provisions of Bermuda law that would be important to holders of our common shares and preference shares.  The following description may not be complete, may be supplemented in prospectus supplements and/or other offering material and is subject to, and qualified in its entirety by reference to, the terms and provisions of our memorandum of association and bye-laws that are exhibits to the registration statement that contains this prospectus.  Prospective investors are urged to read the exhibits for a complete understanding of our memorandum of association and bye-laws.

Share Capital

Our authorized share capital consists of 400,000,000 common shares, par value $0.01 per share and 21,000,000 preference shares, par value $0.01 per share.  As of March 31, 2019, 141,469,061 common shares and 6,899,683 4.875% cumulative convertible perpetual preference shares were issued and outstanding.  All of our issued and outstanding shares are fully paid.  Our common shares are traded on the New York Stock Exchange under the symbol “BG.”

Pursuant to our bye-laws, and subject to the requirements of any stock exchange on which our shares are listed, our board of directors is authorized to issue any of our authorized but unissued shares.  Pursuant to NYSE requirements, subject to certain exceptions, including public offers for cash, any issuance of common shares or securities convertible into common shares in excess of 20% of the voting power or number of the common shares outstanding before such issuance requires shareholder approval.  There are no limitations on the right of non-Bermudians or non-residents of Bermuda to hold or vote our shares.

Common Shares

Holders of common shares have no pre-emptive, redemption, conversion or sinking fund rights.  Holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares.  Unless a different majority is required by law or by our bye-laws, resolutions to be approved by holders of common shares require approval by a simple majority of votes cast at a meeting at which a quorum is present.

In the event of our liquidation, dissolution or winding-up, the holders of common shares are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities, subject to any liquidation preference on any issued and outstanding preference shares.

Preference Shares

Pursuant to Bermuda law and our bye-laws, our board of directors by resolution may establish one or more series of preference shares having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the board without any further shareholder approval.  Such rights, preferences, powers and limitations as may be established could also have the effect of discouraging an attempt to obtain control of us.

Our board of directors designated 6,900,000 preference shares as 4.875% cumulative convertible perpetual preference shares, par value $0.01 per share, 317 of which have subsequently been converted as of March 31, 2019.  The terms of our issued and outstanding 4.875% cumulative convertible perpetual preference shares are described in the certificate of designation filed as an exhibit to the registration statement that contains this prospectus.  See “Where You Can Find More Information.”

A Prospectus Supplement Will Describe the Specific Terms of an Offering of a Series of Preference Shares.  If we decide to issue preference shares, our board of directors will determine the financial and other specific terms of the series under a certificate of designation.  Any offering of preference shares made under this prospectus will be described in a prospectus supplement accompanying this prospectus and in other offering material.  Those terms may vary from the general terms described below.  If there are differences between the prospectus supplement for a series and this prospectus, the prospectus supplement will control.

Without limitation, the preference shares may be convertible into, or exchangeable for, common shares or shares of any other class or series of shares, if our board of directors so determines.

The prospectus supplement and other offering material relating to a particular series of preference shares will contain a description of the specific terms of that series as fixed by our board of directors, including, as applicable:

●	the offering price at which we will issue the preference shares;

●	the designation and number of preference shares and par value of the preference shares;

●
if our board of directors decides to pay dividends on the preference shares, the dividend rate, form of payment or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether (and if so, on what terms and conditions) dividends will be cumulative, and, if cumulative, the dates from which dividends will begin to accumulate and whether unpaid dividends will compound or accrue interest;

●	any conversion or exchange rights and, if so, the terms and conditions on which the preference shares may be converted or exchanged;

●
whether the preference shares will be subject to redemption (either at our option or at the option of their holders) and the redemption price and other terms and conditions relative to the redemption rights;

●
any liquidation rights or amounts payable in preference of shares of any other class or series in the event of our voluntary or involuntary liquidation, dissolution or winding-up, and whether the preference shares will be entitled to participate generally in distributions on the common shares under those circumstances;

●	any sinking fund provisions with respect to the redemption or purchase of the preference shares;

●	any voting rights in addition to the voting rights provided by Bermuda law and, if so, the terms and extent of those voting rights;

●	a discussion of U.S. federal income tax considerations applicable to a specific series of preference shares; and

●
any other relative rights, powers, preferences, privileges, limitations and restrictions that are not inconsistent with our bye-laws, including whether the preference shares are subject to mandatory or optional remarketing or other mandatory or optional resale provisions, and, if applicable, the date or period during which a resale may occur, any conditions to the resale and any right of a holder to substitute securities for the preference shares subject to resale.

Dividends.  Holders of a series of preference shares will be entitled to receive dividends only when, as and if declared by our board of directors from funds available for payment of dividends under Bermuda law.  The rates and dates of payment of dividends, if any, will be set forth in the applicable certificate of designation relating to each series of preference shares.  Dividends will be payable to holders of record of preference shares as they appear in our register of members on the record dates fixed by the board of directors.  Dividends on any series of preference shares may be cumulative or noncumulative.  Under Bermuda law, we may not declare or pay a dividend if there are reasonable grounds for believing that we are, or would after the payment be, unable to pay our liabilities as they become due, or the realizable value of our assets would thereby be less than our liabilities.  See “—General Provisions Applicable to Our Share Capital—Dividend Rights” for more information.

Voting Rights; Transfer Restrictions.  The holders of a series of preference shares will have voting rights as set out in the applicable certificate of designation, and any such voting rights will be subject to limitations on voting rights as set out in the applicable certificate of designation.  In addition, any transfer restrictions applicable to a series of preference shares will also be described in the applicable offering document.

Liquidation Preferences.  In the event of our voluntary or involuntary liquidation, dissolution or winding-up, holders of each series of our preference shares will have the rights as set out in the applicable certificate of designation to receive distributions upon liquidation in the amount specified, plus an amount equal to any accrued and unpaid dividends.  These distributions will be made before any distribution is made on our common shares or on any securities ranking junior to the preference shares upon liquidation, dissolution or winding-up.

Redemption.  If so specified in the applicable certificate of designation, a series of preference shares may be redeemable at any time, in whole or in part, at our option or the holder’s option and may be mandatorily redeemed.  Any restriction on the repurchase or redemption by us of our preference shares while we are in arrears in the payment of dividends will be described in the applicable offering document.

Following redemption, dividends, if applicable, will cease to accrue after the redemption date on preference shares redeemed and all rights of holders of these shares will terminate except for the right to receive the redemption price.

Conversion or Exchange Rights.  The certificate of designation relating to any series of preference shares that is convertible, exercisable or exchangeable will state the terms on which shares of that Series are convertible into or exercisable or exchangeable for common shares, another series of our preference shares or any other securities registered pursuant to the registration statement of which this prospectus forms a part, or for securities of any third party.

See also “—General Provisions Applicable to Our Share Capital” for additional information.

General Provisions Applicable to Our Share Capital

Dividend Rights.  Under Bermuda law, a company’s board of directors may not declare or pay dividends if there are reasonable grounds for believing that the company is, or would after the payment be, unable to pay its liabilities as they become due or that the realizable value of its assets would thereby be less than its liabilities.  Under our bye-laws, each common share is entitled to dividends if, as and when dividends are declared by our board of directors, subject to any preference dividend right of the holders of any preference shares.  There are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in or out of Bermuda or to pay dividends to U.S. residents who are holders of our common shares or preference shares.

Variation of Rights.  If at any time we have more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may be varied either:  (1) with the consent in writing of the holders of 75% of the issued shares of that class; or (2) with the sanction of a resolution passed by a majority of the votes cast at a general meeting of the relevant class of shareholders at which a quorum shall be two or more persons holding or representing by proxy one-third of the issued shares of the class.  Our bye-laws specify that the creation or issue of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of existing shares, vary the rights attached to existing shares.  In addition, the creation or issue of preference shares ranking senior to common shares will not be deemed to vary the rights attached to common shares.

Transfer of Shares.  Our board of directors may, in its absolute discretion and without assigning any reason, refuse to register the transfer of a share that is not fully paid.  Our board of directors may also refuse to recognize an instrument of transfer of a share unless it is accompanied by the relevant share certificate and such other evidence of the transferor’s right to make the transfer as our board of directors shall reasonably require.  Subject to these restrictions, a holder of common shares or preference shares may transfer the title to all or any of his common shares or his preference shares by completing a form of transfer in the form set out in our bye-laws (or as near thereto as circumstances admit) or in such other form as the board may accept.  The instrument of transfer must be signed by the transferor and transferee, although, in the case of a fully paid share, our board of directors may accept the instrument signed only by the transferor.  The board may also accept mechanically executed transfers.  Share transfers may also be effected through our transfer agent and may be made electronically.

Meetings of Shareholders.  Under Bermuda law, a company is required to convene at least one general meeting of shareholders each calendar year, unless the company in general meeting has elected to dispense with the holding of annual general meetings.  Bermuda law provides that a special general meeting of shareholders may be called by the board of directors of a company and must be called upon the request of shareholders holding not less than 10% of the paid-up capital of the company carrying the right to vote at general meetings of the company.  Our bye-laws provide that either the chairman or our board of directors may convene an annual general meeting or a special general meeting.  Bermuda law also requires that shareholders be given at least five days’ advance notice of a general meeting; however, our bye-laws provide that the accidental omission to give notice to any person does not invalidate the proceedings at a meeting.  Under our bye-laws, at least twenty-one days’ notice of an annual general meeting or a special general meeting must be given to each shareholder entitled to vote at such meeting.  This notice requirement is subject to the ability to hold such meetings on shorter notice if such notice is agreed:  (i) in the case of an annual general meeting, by all of the shareholders entitled to attend and vote at such meeting; or (ii) in the case of a special general meeting, by a majority in number of the shareholders entitled to attend and vote at the meeting holding not less than 95% in nominal value of the shares entitled to attend and vote at such meeting.  The quorum required for a general meeting of shareholders is two or more persons present in person at the start of the meeting and representing in person or by proxy in excess of 50% of the paid-up share capital carrying the right to vote.

Any shareholder who wishes to propose business that may properly be moved by a shareholder at a general meeting (other than nomination of persons for election as directors) must give notice to us in writing in accordance with our bye-laws.  The notice must be given not later than 120 days before the first anniversary of the date on which our proxy statement was distributed to shareholders in connection with our prior year’s annual general meeting.  If we did not hold an annual general meeting in the prior year or if the date of the annual general meeting has been changed by more than 30 days from the date contemplated in the prior year’s proxy statement, the notice must be given before the later of 150 days prior to the contemplated date of the annual general meeting and the date which is ten days after the date of the first public announcement or other notification of the actual date of the annual general meeting.  In the case of business to be proposed at a special general meeting, such notice must be given before the later of 120 days before the date of the special general meeting and the date which is ten days after the date of the first public announcement or other notification of the date of the special general meeting.  The notice must include the matters set out in our bye-laws.  In addition, shareholders representing at least 5% of our total voting rights or at least 100 shareholders may require us, at their expense, to give notice of a resolution they propose to properly move at our next annual general meeting by complying with the relevant requirements set forth in the Companies Act 1981 of Bermuda (the “Companies Act”).

Access to Books and Records and Dissemination of Information.  Members of the general public have the right to inspect the public documents of a company available at the office of the Registrar of Companies in Bermuda.  These documents include the company’s memorandum of association, including its objects and powers, and certain alterations to its memorandum of association.  The shareholders have the additional right to inspect the bye-laws of the company, minutes of general meetings and the company’s audited financial statements, which must be laid before each annual general meeting.  The register of shareholders of a company is also open to inspection by shareholders and by members of the general public without charge.  The register of shareholders is required to be open for inspection for not less than two hours in any business day (subject to the ability of a company to close the register of shareholders for not more than thirty days in a year).  A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Companies Act, establish a branch register outside Bermuda.  A company is required to keep at its registered office a register of directors and officers that is open for inspection by members of the public without charge for not less than two hours in any business day.  Members of the general public also have the right to inspect a list of the directors of a company at the office of the Registrar of Companies in Bermuda.  Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

Election and Removal of Directors.  Our bye-laws provide that our board may consist of between seven and 15 directors, the actual number to be determined by the board from time to time.  Our board of directors currently consists of eleven directors.  Pursuant to our bye-laws, no more than two of our directors may be employed by us or by any other entity in our group.  There is no requirement in our bye-laws or Bermuda law that our directors must retire at a certain age.  However, our Corporate Governance Guidelines provide that no director having attained the age of 72 shall be nominated for re-election or re-appointment to our board.

Only persons who are nominated in accordance with our bye-laws are eligible for election as directors.  Any shareholder who wishes to nominate a person for election as a director must give notice to us in writing in accordance with our bye-laws.  The notice must be given not later than 120 days before the first anniversary of the date on which our proxy statement was distributed to shareholders in connection with our prior year’s annual general meeting.  If we did not hold an annual general meeting in the prior year or if the date of the annual general meeting has been changed by more than 30 days from the date contemplated in the prior year’s proxy statement, the notice must be given before the later of 150 days prior to the contemplated date of the annual general meeting and the date which is ten days after the date of the first public announcement or other notification of the actual date of the annual general meeting.  In the case of any notice of a nomination of a person by a shareholder for election as a director at a special general meeting, such notice must be given before the later of 120 days before the date of the special general meeting and the date which is ten days after the date of the first public announcement or other notification of the date of the special general meeting.  The notice must include the information set out in our bye-laws and, in addition, we may require any nominee to furnish such other information as we may reasonably require, to determine the eligibility of such nominee to serve as a director.

A director may be removed for cause by a majority of shareholder votes cast at a meeting at which a quorum is present, provided notice is given to the director of the shareholders’ meeting convened to remove the director.  A director may be removed without cause upon the affirmative vote of at least 66% of all votes attaching to all shares then in issue entitling the holder to attend and vote on the resolution, provided notice is given to the director of the shareholders’ meeting convened to remove the director.  The notice must contain a statement of the intention to remove the director and, if the removal is for cause, a summary of the facts justifying the removal and must be served on the director not less than fourteen days before the meeting.  The director is entitled to attend the meeting and be heard on the motion for his removal.

Our board of directors can fill any vacancy occurring as a result of the removal, resignation, insolvency, death or incapacity of a director.  Our board of directors also can appoint persons to fill any newly created directorships, provided that such appointment requires the affirmative vote of not less than 66% of the directors then in office.

Proceedings of Board of Directors.  Our bye-laws provide that our business is to be managed and conducted by our board of directors.  There is no requirement in our bye-laws or Bermuda law that directors hold any of our shares.

The remuneration of our directors is determined by our board of directors.  Our directors may also be paid all travel, hotel and other expenses properly incurred by them in connection with our business or their duties as directors.

Provided a director discloses a direct or indirect interest in any contract or arrangement with us as required by Bermuda law, such director is entitled to vote in respect of any such contract or arrangement in which he or she is interested, unless he or she is disqualified from voting by the chairman of the relevant board meeting.  Under Bermuda law, a director (including the spouse or children of the director or any company of which such director, spouse or children own or control more than 20% of the capital or loan debt) cannot borrow from us (except loans made to directors who are bona fide employees or former employees pursuant to an employees’ share scheme), unless shareholders holding 90% of the total voting rights have consented to the loan.

Waiver of Claims by Shareholders; Indemnification of Directors and Officers.  Our bye-laws contain a provision by virtue of which our shareholders waive any claim or right of action that they have, both individually and on our behalf, against any director or officer in relation to any action or failure to take action by such director or officer, except in respect of any fraud or dishonesty of such director or officer.  We have been advised by the SEC that, in the opinion of the SEC, the operation of this provision as a waiver of the right to sue for violations of federal securities laws would likely be unenforceable in U.S. courts.  Our bye-laws also indemnify our directors and officers and any person appointed to a committee by our board of directors in respect of their actions and omissions in relation to any of the affairs of Bunge Limited, except in respect of their fraud or dishonesty.

Merger, Amalgamations and Business Combinations.  The merger or amalgamation of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the merger or amalgamation agreement to be approved by the company’s board of directors and by its shareholders.  Such shareholder approval, unless the bye-laws otherwise provide, requires 75% of the shareholders voting at such meeting in respect of which the quorum shall be two persons at least holding or representing by proxy more than one-third of the issued shares of the company.

Our bye-laws provide that a merger or amalgamation (other than with certain affiliated companies) that has been approved by our board must only be approved by a majority of the votes cast at a general meeting of our shareholders at which the quorum shall be two or more persons representing in person or by proxy more than one-half of the paid-up share capital carrying the right to vote.  Any merger, amalgamation or other business combination (as defined in our bye-laws) not approved by our board must be approved by the holders of not less than 66% of all votes attaching to all shares then in issue entitling the holder to attend and vote on the resolution.

Amendment of Memorandum of Association and Bye-Laws.  Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given.  Our bye-laws provide that no bye-law shall be rescinded, altered or amended, and no new bye-law shall be made, unless it shall have been approved by a resolution of our board of directors and by a resolution of the shareholders.  In the case of the bye-laws relating to number and tenure of directors, approval of business combinations and amendment of bye-law provisions, the required resolutions must include the affirmative vote of at least 66% of our directors then in office and of at least 66% percent of all votes attaching to all shares then in issue entitling the holder to attend and vote on the resolution, and, in the case of the bye-law relating to the removal of directors, the requisite affirmative votes are a simple majority of the directors then in office and at least 66% of all votes attaching to all shares then in issue entitling the holder to attend and vote on the resolution, and, in the case of the bye-laws relating to the issuance of shares or other securities or instruments, the requisite affirmative votes are a simple majority of the directors then in office and at least 66% of the shares voting.

Under Bermuda law, the holders of an aggregate of not less than 20% in par value of the company’s issued share capital or any class thereof have the right to apply to the Supreme Court of Bermuda for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Companies Act.  Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court.  An application for an annulment of an amendment of the memorandum of association must be made within twenty-one days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose.  No application may be made by shareholders that voted in favor of the amendment.

Appraisal Rights and Shareholder Suits.  Under Bermuda law, in the event of an amalgamation or merger of a Bermuda company with another company or corporation, a shareholder of the Bermuda company who did not vote in favor of the amalgamation or merger and who is not satisfied that fair value has been offered for such shareholder’s shares may apply to a Bermuda court within one month of notice of the shareholders meeting to appraise the fair value of those shares.

Class actions and derivative actions are generally not available to shareholders under Bermuda law.  The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or is illegal or would result in the violation of the company’s memorandum of association or bye-laws.  Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.

When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.

Capitalization of Profits and Reserves.  Pursuant to our bye-laws, our board of directors may (i) capitalize any part of the amount of our share premium or other reserve accounts or any amount credited to our profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata (except in connection with the conversion of shares) to the shareholders; or (ii) capitalize any sum credited to a reserve account or sums otherwise available for dividend or distribution by paying up in full partly paid shares of those shareholders who would have been entitled to such sums if they were distributed by way of dividend or distribution.

Registrar or Transfer Agent.  A register of holders of the common shares, the 4.875% cumulative convertible perpetual preference shares, and of any other preference shares we may issue will be maintained by Conyers Corporate Services (Bermuda) Limited in Bermuda, and a branch register is maintained in the United States by Computershare Inc., which does and will serve as branch registrar and transfer agent for the common shares, the 4.875% cumulative convertible perpetual preference shares and any other preference shares we may issue.

Untraced Shareholders.  Our bye-laws provide that our board of directors may forfeit any dividend or other monies payable in respect of any shares which remain unclaimed for twelve years from the date when such monies became due for payment.  In addition, we are entitled to cease sending checks or dividend warrants by post or otherwise to a shareholder if such instruments have been returned undelivered to, or left uncashed by, such shareholder on at least two consecutive occasions or, following one such occasion, reasonable enquiries have failed to establish the shareholder’s new address.  This entitlement ceases if the shareholder claims a dividend or cashes a dividend check or a warrant.

Certain Provisions of Bermuda Law.  We have been designated by the Bermuda Monetary Authority as a non-resident for Bermuda exchange control purposes.  This designation allows us to engage in transactions in currencies other than the Bermuda dollar, and there are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends to U.S. residents who are holders of our common shares or preference shares.

The Bermuda Monetary Authority has given its consent for the issue and free transferability of our common shares and preference shares to and between non-residents of Bermuda for exchange control purposes, provided our shares remain listed on an appointed stock exchange, which includes the New York Stock Exchange.  Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness.  Accordingly, in giving such consent or permissions, the Bermuda Monetary Authority shall not be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed in this prospectus.

In accordance with Bermuda law, share certificates are only issued in the names of companies, partnerships or individuals.  In the case of a shareholder acting in a special capacity (for example as a trustee), certificates may, at the request of the shareholder, record the capacity in which the shareholder is acting.  Notwithstanding such recording of any special capacity, we are not bound to investigate or see to the execution of any such trust.  We will take no notice of any trust applicable to any of our shares, whether or not we have been notified of such trust.

DESCRIPTION OF MASTER TRUST STRUCTURE

Bunge Limited formed a master trust in order to permit it and its subsidiaries to borrow funds on both a short-term and long-term basis more efficiently.  The master trust was created under New York law pursuant to a pooling agreement among Bunge Funding, Inc., Bunge Management Services, Inc., as servicer, and The Bank of New York Mellon, as trustee.  The primary assets of the master trust consist of intercompany loans made to Bunge Limited and its subsidiaries with the proceeds of funds raised by the master trust through the issuance of variable funding certificates.

A conceptual illustration of the master trust structure is set forth below:

The intercompany loans held by the master trust are made by two of Bunge Limited’s subsidiaries.  Bunge Finance Limited, Bunge Limited’s 100%-owned subsidiary incorporated under the laws of Bermuda, makes loans to Bunge Limited and its non-U.S. subsidiaries.  Bunge Finance North America, Inc., a Delaware corporation and a 100%-owned subsidiary of Bunge N.A. Holdings, Inc. (which is, in turn, wholly owned by us), makes loans to Bunge Limited’s U.S. subsidiaries.  Each intercompany loan bears interest at a floating rate specified from time to time by the Bunge subsidiary making the loan which generally is established based on the estimated blended cost of funds of the master trust (plus a small profit margin).  Bunge Finance Limited and Bunge Finance North America, Inc. are parties to a sale agreement with Bunge Funding, Inc. under which each intercompany loan, together with all property and proceeds related thereto, is sold to Bunge Funding, Inc.  Bunge Funding, Inc., in turn, immediately sells the intercompany loans to the master trust pursuant to a pooling agreement.  Bunge Management Services, Inc. services the intercompany loans held by the master trust in accordance with the terms of a servicing agreement among Bunge Management Services, Inc., Bunge Funding, Inc. and The Bank of New York Mellon, as trustee.

We raise the funds to fund the intercompany loans by having the master trust issue trust certificates either to a special purpose subsidiary that is incurring indebtedness or directly to third-party investors.  As of the date of this prospectus, the master trust has issued three outstanding series of trust certificates under series supplements to the pooling agreement, including a series 2002-1 variable funding certificate held by Bunge Limited Finance Corp. and a series 2003-1 variable funding certificate held by Bunge Finance Europe B.V.

The trustee under the master trust is required to allocate collections on the intercompany loans to the trust certificates, including the series 2002-1 variable funding certificate and the series 2003-1 variable funding certificate, on an equal basis based upon the principal and accrued interest outstanding with respect to all trust certificates.  The master trust may from time to time issue additional series of trust certificates which rank equal in right of payment with the outstanding trust certificates.

Bunge Limited Finance Corp.

The maximum face amount of the series 2002-1 variable funding certificate held by Bunge Limited Finance Corp. is $9,000,000,000, as such amount may be increased from time to time pursuant to the terms thereof.  The outstanding amount of the series 2002-1 variable funding certificate varies based on the outstanding amount of indebtedness of Bunge Limited Finance Corp.  Under the master trust structure documentation, all of the proceeds borrowed under Bunge Limited Finance Corp.’s current facilities were used to fund intercompany loans which are acquired by the master trust (except to the extent such proceeds were used to repay outstanding indebtedness of Bunge Limited Finance Corp. or used to pay expenses incurred in connection with any such indebtedness).  In the case of the notes, Bunge Limited Finance Corp. will be required to use all of the net proceeds from the sale of the notes to either increase its investment in the series 2002-1 variable funding certificate, repay its outstanding indebtedness or pay expenses incurred in connection with any such indebtedness, and the master trust will use such proceeds advanced under the series 2002-1 variable funding certificate to acquire intercompany loans.  The principal and interest outstanding on the series 2002-1 variable funding certificate together with cash held by Bunge Limited Finance Corp. must at all times equal or exceed the aggregate principal and interest outstanding on all of Bunge Limited Finance Corp.’s debt, including, without limitation, the notes.  Accordingly, the holders of the notes will benefit to the extent that payments of principal and interest are made by the borrowers on the intercompany loans held by the master trust.  The master trust is intended to allow creditors of Bunge Limited Finance Corp. and other holders of master trust certificates to have the benefit of claims on Bunge Limited’s subsidiaries obligated under intercompany loans.  However, intercompany loans made under the master trust structure directly to Bunge Limited do not create any claims against its subsidiaries for the benefit of the holders of the notes.  Although the series 2002-1 variable funding certificate is not pledged to the holders of the notes, the series 2002-1 variable funding certificate and related hedging agreements are the only assets held by Bunge Limited Finance Corp. and may not be pledged by Bunge Limited Finance Corp. to any of its creditors or any other person.  Under the design of the master trust structure, the notes have the benefit of the series 2002-1 variable funding certificate and the holders of the notes thus have the benefit of access on an equal basis with other creditors holding indebtedness owed or payable by Bunge Limited Finance Corp. to the payments made on the series 2002-1 variable funding certificate.

Bunge Limited Finance Corp. has been organized and structured to be a bankruptcy remote entity.  As part of the bankruptcy remote structure of Bunge Limited Finance Corp., the certificate of incorporation of Bunge Limited Finance Corp. requires the vote of at least two directors who are individuals that are “independent” (within the meaning of the certificate of incorporation of Bunge Limited Finance Corp.) of Bunge Limited and its affiliates (except that such independent directors of Bunge Limited Finance Corp. may also be the independent directors of Bunge Asset Funding Corp., Bunge Funding, Inc., Bunge Finance Europe B.V. and any other financing subsidiary established to advance funds to the master trust) in order to, among other things, (1) file a voluntary petition for bankruptcy under the U.S. bankruptcy code or (2) change the voting requirement with respect to the filing of such a voluntary petition for bankruptcy.  Each of Bunge Limited Finance Corp.’s creditors has made “non-petition” agreements agreeing not to institute, or join any other person in instituting, against Bunge Limited Finance Corp., any bankruptcy or similar insolvency proceeding under the laws of any jurisdiction for a period of one year and one day after all outstanding debt of Bunge Limited Finance Corp. has been paid in full.

If Bunge Limited Finance Corp. were to become subject, for any reason, to any voluntary or involuntary bankruptcy proceeding, the proceeds of payments to the master trust on the intercompany loans would be subject to such bankruptcy proceedings.  In such event, the holders of the notes would experience delays in recovering principal and interest on their notes from the proceeds of such intercompany loans.  The holders of the notes would, however, be able to make a claim on Bunge Limited’s guarantee in such circumstances unless the guarantee is unavailable for any reason (whether due to our bankruptcy or otherwise).

Bunge Finance Europe B.V.

The maximum face amount of the series 2003-1 variable funding certificate held by Bunge Finance Europe B.V. is $3,500,000,000, as such amount may be increased from time to time pursuant to the terms thereof.  The outstanding amount of the series 2003-1 variable funding certificate varies based on the outstanding amount of indebtedness of Bunge Finance Europe B.V.  Under the master trust structure documentation, all of the proceeds borrowed under Bunge Finance Europe B.V.’s current facilities were used to fund intercompany loans which are acquired by the master trust (except to the extent such proceeds were used to repay outstanding indebtedness of Bunge Finance Europe B.V. or used to pay expenses incurred in connection with any such indebtedness).  In the case of the notes, Bunge Finance Europe B.V. will be required to use all of the net proceeds from the sale of the notes to either increase its investment in the series 2003-1 variable funding certificate, repay its outstanding indebtedness or pay expenses incurred in connection with any such indebtedness, and the master trust will use such proceeds advanced under the series 2003-1 variable funding certificate to acquire intercompany loans.  The principal and interest outstanding on the series 2003-1 variable funding certificate, together with cash held by Bunge Finance Europe B.V., must at all times equal or exceed the aggregate principal and interest outstanding on all of Bunge Finance Europe B.V.’s debt, including, without limitation, the notes.  Accordingly, the holders of the notes will benefit to the extent that payments of principal and interest are made by the borrowers on the intercompany loans held by the master trust.  The master trust is intended to allow creditors of Bunge Finance Europe B.V. and other holders of master trust certificates to have the benefit of claims on Bunge Limited’s subsidiaries obligated under intercompany loans.  However, intercompany loans made under the master trust structure directly to Bunge Limited do not create any claims against its subsidiaries for the benefit of the holders of the notes.  Although the series 2003-1 variable funding certificate is not pledged to the holders of the notes, the series 2003-1 variable funding certificate and related hedging agreements are the only assets held by Bunge Finance Europe B.V. and may not be pledged by Bunge Finance Europe B.V. to any of its creditors or any other person.  Under the design of the master trust structure, the notes have the benefit of the series 2003-1 variable funding certificate and the holders of the notes thus have the benefit of access on an equal basis with other creditors holding indebtedness owed or payable by Bunge Finance Europe B.V. to the payments made on the series 2003-1 variable funding certificate.

Bunge Finance Europe B.V. has been organized and structured to be a bankruptcy remote entity.  As part of the bankruptcy remote structure of Bunge Finance Europe B.V., the articles of association of Bunge Finance Europe B.V. require the vote of at least two managing directors who are individuals that are “independent” (within the meaning of the articles of association of Bunge Finance Europe B.V.) of Bunge Limited and its affiliates (except that such independent managing directors of Bunge Finance Europe B.V. may also be the independent directors of Bunge Asset Funding Corp., Bunge Funding, Inc., Bunge Limited Finance Corp. and any other financing subsidiary established to advance funds to the master trust) in order to, among other things, (1) file a voluntary petition for bankruptcy under the U.S. bankruptcy code or (2) change the voting requirement with respect to the filing of such a voluntary petition for bankruptcy.  Each of Bunge Finance Europe B.V.’s creditors has made “non-petition” agreements agreeing not to institute, or join any other person in instituting, against Bunge Finance Europe B.V., any bankruptcy or similar insolvency proceeding under the laws of any jurisdiction for a period of one year and one day after all outstanding debt of Bunge Finance Europe B.V. has been paid in full.

If Bunge Finance Europe B.V. were to become subject, for any reason, to any voluntary or involuntary bankruptcy proceeding under the U.S. bankruptcy code or under Dutch bankruptcy laws, the proceeds of payments to the master trust on the intercompany loans would be subject to such bankruptcy proceedings.  In such event, the holders of the notes would experience delays in recovering principal and interest on their notes from the proceeds of such intercompany loans.  The holders of the notes would, however, be able to make a claim on Bunge Limited’s guarantee in such circumstances unless the guarantee is unavailable for any reason (whether due to our bankruptcy or otherwise).

Credit facilities and debt issuances that use the master trust structure as of December 31, 2018 include the following:

●	$600 million commercial paper facility, backed by a five-year revolving credit facility of the same amount that matures on December 14, 2023;

●	$1.1 billion five-year syndicated revolving credit facility that matures on December 14, 2023;

●	$700 million five-year syndicated revolving credit facility that matures on May 1, 2023;

●	$1.75 billion syndicated revolving credit facility that matures on December 12, 2020;

●	$865 million revolving credit facility that matures on September 6, 2022;

●	¥28.5 billion (tranche A), ¥6 billion (tranche B) and $85 million (tranche C) five-year syndicated term loan facility that matures on December 12, 2019;

●	$500 million 3.50% Senior Notes due 2020;

●	$400 million 3.00% Senior Notes due 2022;

●	€800 million 1.85% Senior Notes due 2023;

●	$600 million 4.35% Senior Notes due 2024;

●	$700 million 3.25% Senior Notes due 2026;

●	$600 million 3.75% Senior Notes due 2027; and

●	$1.35 billion of uncommitted bilateral credit facilities, with maturities ranging from 1 month to 12 months.

Our financings under the master trust structure contain various restrictive covenants that in some cases include limitations on, among other things, our ability to (1) merge, amalgamate or sell all or substantially all of our assets, (2) incur certain liens and (3) enter into certain sale-leaseback transactions.  In addition, Bunge Limited must comply with certain financial covenants as of the end of each fiscal quarter.  All of the restrictive covenants in the master trust financings are subject to significant qualifications and exceptions.

DESCRIPTION OF DEBT SECURITIES

Bunge Limited Finance Corp. (“BLFC”) and Bunge Finance Europe B.V. (“BFE”) may issue debt securities from time to time in one or more distinct series.  This section summarizes only certain of the terms of any debt securities that BLFC and BFE anticipate will be common to all series of debt securities that they may issue.  The terms of any series of debt securities that BLFC or BFE may offer may differ significantly from the common terms described in this prospectus.  The specific terms of any series of debt securities that BLFC or BFE will offer, and any differences from the common terms for an issuance of debt securities by BLFC or BFE described in this prospectus, will be described in the prospectus supplement for such debt securities that will accompany this prospectus.  The debt securities of BLFC and BFE will be issued under an indenture among BLFC or BFE, as the case may be, Bunge Limited and a banking or financial institution, as trustee.  We have filed forms of indenture for debt securities to be issued by BLFC or BFE as exhibits to the registration statement of which this prospectus forms a part.  The actual indenture that BLFC or BFE, as the case may be, and Bunge Limited will enter into in connection with an offering of debt securities may differ significantly from the form of indenture we have filed.

As this section is a summary of some of the terms of the debt securities that BLFC or BFE may offer under this prospectus, it does not describe every aspect of the debt securities.  We urge you to read the prospectus supplement and other offering material relating to an issuance of debt securities and the indenture relating to an issuance and the other documents we file with the SEC relating to the debt securities of BLFC or BFE, as the case may be, because the indenture for those debt securities and those other documents, and not this description, will define your rights as a holder of the debt securities of BLFC or BFE.  See “Where You Can Find More Information,” for information on how to obtain copies of the indenture and any such other documents.

General

Unless otherwise stated in a prospectus supplement or in other offering material for an offering of debt securities by BLFC or BFE, debt securities will not be secured by any property or assets of BLFC or BFE or of Bunge Limited and the securities will be senior debt securities, ranking equally with all of the other unsecured and unsubordinated indebtedness of BLFC or BFE, as the case may be.

You should read the prospectus supplement and other offering material for the following terms of the series of debt securities offered by the prospectus supplement.  BLFC or BFE, as the case may be, will establish the following terms before issuance of the series:

●	the title of the debt securities;

●	whether the debt securities will be senior or subordinated debt securities;

●	the ranking of the debt securities;

●	if the debt securities are subordinated, the terms of subordination;

●
the aggregate principal amount of the debt securities, the percentage of their principal amount at which the debt securities will be issued, and the date or dates when the principal of the debt securities will be payable or how those dates will be determined or extended;

●
the interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, how the rate or rates will be determined, and the periods when the rate or rates will be in effect;

●
the date or dates from which any interest will accrue or how the date or dates will be determined, the date or dates on which any interest will be payable, whether and the terms under which payment of interest may be deferred, any regular record dates for these payments or how these dates will be determined and the basis on which any interest will be calculated, if other than on the basis of a 360-day year of twelve 30-day months;

●
if the debt securities will be convertible into or exchangeable for common shares or preference shares of Bunge Limited or other debt securities at the option of BLFC or BFE, as the case may be, or at the option of the holders, the provisions relating to such conversion or exchange;

●
the place or places, if any, other than or in addition to New York City, of payment, transfer or exchange of the debt securities, and where notices or demands to or upon us in respect of the debt securities may be served;

●	any optional redemption provisions and any restrictions on the sources of funds for redemption payments, which may benefit the holders of other securities;

●	any sinking fund or other provisions that would obligate us to repurchase or redeem the debt securities;

●
whether the amount of payments of principal of, any premium on, or interest on the debt securities will be determined with reference to an index, formula or other method, which could be based on one or more commodities, equity indices or other indices, and how these amounts will be determined;

●	any covenants with respect to the debt securities and any changes or additions to the events of default described in this prospectus;

●
if not the principal amount of the debt securities, the portion of the principal amount that will be payable upon acceleration of the maturity of the debt securities or how that portion will be determined;

●	any changes or additions to the provisions concerning legal defeasance and covenant defeasance to be contained in the applicable indenture that will be applicable to the debt securities;

●	any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events;

●	if other than the trustee, the name of the paying agent, security registrar or transfer agent for the debt securities;

●
if BLFC or BFE, as the case may be, does not issue the debt securities in book-entry form only to be held by The Depository Trust Company, as depositary, whether BLFC or BFE will issue the debt securities in certificated form or the identity of any alternative depositary;

●	the person to whom any interest in a debt security will be payable, if other than the registered holder at the close of business on the regular record date;

●	the denomination or denominations in which the debt securities will be issued, if other than denominations of $1,000 or any integral multiples;

●
any provisions requiring BLFC or BFE, as the case may be, to pay additional amounts on the debt securities to any holder who is not a United States person in respect of any tax, assessment or governmental charge and, if so, whether BLFC or BFE will have the option to redeem the debt securities rather than pay the additional amounts; and

●	any other material terms of the debt securities or the indenture, which may not be consistent with the terms set forth in this prospectus.

For purposes of this prospectus, any reference to the payment of principal of, any premium on, or interest on the debt securities will include additional amounts if required by the terms of the debt securities.

In most cases, the indenture will not limit the amount of debt securities that BLFC or BFE, as the case may be, is authorized to issue from time to time.  The indenture will also provide that there may be more than one trustee thereunder, each for one or more series of debt securities.  If a trustee is acting under the indenture with respect to more than one series of debt securities, the debt securities for which it is acting would be treated as if issued under separate indentures.  If there is more than one trustee under the indenture, the powers and trust obligations of each trustee will apply only to the debt securities of the separate series for which it is trustee.

BLFC and BFE may issue debt securities with terms different from those of debt securities already issued.  Subject to conditions that may be specified in a prospectus supplement relating to an offering of debt securities, BLFC and BFE may, without the consent of the holders of the outstanding debt securities, reopen a previous issue of a series of debt securities and issue additional debt securities of that series unless the reopening was restricted when that series was created.

There is no requirement that BLFC or BFE, as the case may be, issue debt securities in the future under the indenture, and they may use other indentures or documentation, containing different provisions in connection with future issues of other debt securities.

BLFC and BFE may issue the debt securities as “original issue discount securities,” which are debt securities, including any zero-coupon debt securities, that are issued and sold at a discount from their stated principal amount.  Original issue discount securities provide that, upon acceleration of their maturity, an amount less than their principal amount will become due and payable.  The prospectus supplement relating to an issuance of any such debt securities will describe the U.S. federal income tax consequences and other considerations applicable to original issue discount securities in any prospectus supplement relating to them.

Guarantee of the Debt Securities

Bunge Limited will fully, unconditionally and irrevocably guarantee the due and punctual payment of the principal of, and interest on, the debt securities and any of the other obligations of BLFC or BFE, as the case may be, under the applicable indenture with respect to the debt securities when and as the same shall become due and payable, whether at maturity or otherwise.

Bunge Limited’s guarantees for senior debt securities of BLFC and BFE would be unsecured and unsubordinated obligations of Bunge Limited and will rank equally with all other unsecured and unsubordinated obligations of Bunge Limited.  The guarantee is expected to provide that in the event of a default in payment of principal of, or interest on, senior debt securities of a particular series, the holder of such series of senior debt securities may institute legal proceedings directly against Bunge Limited to enforce the applicable guarantee without first proceeding against BLFC or BFE, as the case may be.

If BLFC or BFE, as the case may be, issues subordinated debt securities, Bunge Limited’s guarantees for subordinated debt securities of BLFC or BFE would be unsecured and subordinated obligations of Bunge Limited and will rank equally with all other unsecured and subordinated obligations of Bunge Limited.  The guarantee is expected to provide that in the event of a default in payment of principal of, or interest on, subordinated debt securities of a particular series, the holder of such series of subordinated debt securities may institute legal proceedings directly against Bunge Limited to enforce the applicable guarantee without first proceeding against BLFC or BFE, as the case may be.

Covenants, Events of Default, Amendments and Waivers and Defeasance

A prospectus supplement and other offering material related to an issuance of debt securities by BLFC or BFE, as the case may be, will set forth covenants that will impose limitations and restrictions on BLFC or BFE, and will also set forth covenants which will be applicable to Bunge Limited and certain of its subsidiaries and provisions relating to events of default, amendments, waivers and defeasance.

Governing Law

The notes, the guarantee and the indenture will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

Consent to Jurisdiction

Bunge Limited will irrevocably submit to the non-exclusive jurisdiction of any New York state court or any U.S. federal court sitting in the Borough of Manhattan, The City of New York, in respect of any legal action or proceeding arising out of or in relation to the indenture, the notes or the guarantee, and will agree that all claims in respect of such legal action or proceeding may be heard and determined in such New York state or U.S. federal court and will waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such action or proceeding in any such court.

The Trustee Under the Indenture

Debt securities of BLFC and BFE will be governed by a document called the “indenture.”  The trustee for each issuance of debt securities will be identified in the prospectus supplement relating to the issuance of debt securities.  The trustee may resign or be removed with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to these series.

BOOK ENTRY, DELIVERY AND FORM

Holders of Debt Securities

Book-Entry Holders.  BLFC and BFE will issue debt securities in book-entry form only, unless the prospectus supplement relating to an offering of notes specifies otherwise.  The debt securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system.  These participating institutions, in turn, hold beneficial interests in the debt securities on behalf of themselves or their customers.

Under the indenture, BLFC and BFE will recognize as a holder only the person in whose name a debt security is registered.  Consequently, for debt securities issued in global form, BLFC and BFE will recognize only the depositary as the holder of the debt securities and BLFC and BFE will make all payments on the debt securities to the depositary.  The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners.

The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

As a result, purchasers of notes will not own the debt securities directly.  Instead, such purchasers will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant.  As long as the debt securities are issued in global form, purchasers of notes will be an indirect holder, and not a direct or legal holder, of the debt securities.

Street Name Holders.  In the future, BLFC and BFE may terminate a global security or issue debt securities initially in non-global form.  In these cases, you may choose to hold your debt securities in your own name or in “street name.”  Debt securities held in street name would be registered in the name of a bank, broker or other financial institution that you choose, and you would hold only a beneficial interest in those debt securities through an account you maintain at that institution.

For debt securities held in street name, BLFC and BFE will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and will make all payments on those debt securities to them.  These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so.  If you hold debt securities in street name, you will be an indirect holder, and not a direct or legal holder, of those debt securities.

Legal Holders.  The obligations of BLFC and BFE, as well as the obligations of the trustee and those of any third parties employed by BLFC or BFE, as the case may be, or the trustee, run only to the legal holders of the debt securities.  BLFC and BFE have no obligations to you if you hold beneficial interests in global securities, in street name or by any other indirect means.  This will be the case whether you choose to be an indirect holder of a debt security or have no choice because BLFC and BFE are issuing the debt securities only in global form.

For example, once BLFC or BFE, as the case may be, makes a payment or gives a notice to the holder, it has no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so.

Similarly, if BLFC or BFE wants to obtain the approval of the holders for any purpose (for example, to amend the indenture or to relieve BLFC or BFE of the consequences of a default or of our obligation to comply with a particular provision of the indenture) it would seek the approval only from the holders, and not the indirect holders, of the debt securities.  Whether and how the holders contact the indirect holders is determined by the holders.

When BLFC or BFE refers to you, BLFC or BFE means those who invest in the debt securities being offered by this prospectus, whether they are the direct or legal holders or only indirect holders of those debt securities.  When BLFC or BFE refers to your debt securities, it means the debt securities in which you hold a direct or indirect interest.

Special Considerations for Indirect Holders.  If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you debt securities registered in your own name, so you can be a holder, if that is permitted in the future;

●	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

BLFC and BFE will each issue each debt security under the indenture in global form, unless otherwise specified in the applicable prospectus supplement.  A global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security.  If global securities are issued, the following procedures will apply.

BLFC and BFE will deposit global securities with the depositary identified in the prospectus supplement.  After BLFC and BFE issues a global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by the global security to the accounts of persons who have accounts with the depositary.  These account holders are known as “participants.”  The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited.  Only a participant or a person who holds an interest through a participant may be the beneficial owner of a global security.  Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary and its participants.

BLFC, BFE and the trustee will treat the depositary or its nominee as the sole owner or holder of the debt securities represented by a global security.  Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names.  They also will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities.

Principal, any premium and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security.  None of BLFC, BFE, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or the maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

BLFC and BFE expect that the depositary, upon receipt of any payments, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary’s records.  BLFC and BFE also expect that payments by participants to owners of beneficial interests in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in “street names,” and will be the responsibility of the participants.

A global security is exchangeable for definitive securities registered in the name of, and a transfer of a global security may be registered to, any person other than the depositary or its nominee, only if:

●
the depositary notifies BLFC or BFE, as the case may be, that it is unwilling, unable or no longer qualified to continue as depositary for that global security and BLFC or BFE, as the case may be, does not appoint another institution to act as depositary within 90 days;

●	if BLFC or BFE, as the case may be, notifies the trustee that it wishes to terminate that global security; or

●	if an event of default has occurred and is continuing with regard to debt securities represented by that global security and the registrar has received a request from the depositary.

IN THE REMAINDER OF THIS DESCRIPTION “YOU” MEANS DIRECT HOLDERS AND NOT BOOK-ENTRY, STREET NAME OR OTHER INDIRECT OWNERS OF DEBT SECURITIES.

Form, Exchange, Registration and Transfer

Debt securities may be issued:

●	only in fully registered form; and

●	without interest coupons.

Holders may exchange their non-global debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.  This is called an “exchange.”

Holders may exchange or transfer their certificated debt securities at the office of the trustee.  BLFC and BFE will initially appoint the trustee to act as its agent for registering debt securities in the names of holders and transferring debt securities.  BLFC or BFE may appoint another entity to perform these functions or perform them on its own.  The entity performing the role of maintaining the list of registered holders is called the registrar.  It will also perform transfers.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer.  The transfer or exchange will be made only if the trustee, as registrar, is satisfied with the holder’s proof of legal ownership.

If BLFC or BFE has designated additional registrars for your debt security, they will be named in the prospectus supplement to which your debt security relates.  BLFC and BFE may appoint additional registrars or cancel the appointment of any particular registrar.

If any debt securities are redeemable or may be repurchased and BLFC or BFE, as the case may be, redeems or repurchases less than all those debt securities, BLFC or BFE, as the case may be, may prohibit the transfer or exchange of those debt securities during the period beginning 15 days before the day BLFC or BFE, as applicable, mails the notice of redemption or repurchase and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing.  BLFC and BFE may also refuse to register transfers or exchanges of any debt security selected for redemption, except that BLFC and BFE will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

If a debt security is issued as a global debt security, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection because it will be the sole holder of the debt security.

Payment and Paying Agent

BLFC and BFE will only be required to make payment of the principal on a debt security if you surrender the debt security to the paying agent for that debt security.  BLFC and BFE will only be required to make payment of principal and interest at the office of the paying agent, except that at their option, they may pay interest by mailing a check to the holder.  Payment for any debt security represented by global notes will be made by wire transfer of immediately available funds to the account specified by the depositary.  Unless BLFC or BFE indicates otherwise in the applicable prospectus supplement, BLFC or BFE, as the case may be, will pay interest (other than defaulted interest) to the person who is the holder at the close of business on the regular record date for that interest payment, even if that person no longer owns the debt security on the interest payment date.

BLFC or BFE, as the case may be, will specify in the applicable prospectus supplement the regular record date relating to an interest payment date for any debt security.

Payment When Offices Are Closed.  If any payment is due on a debt security on a day that is not a business day, BLFC and BFE will make the payment on the next day that is a business day.  Payments postponed to the next business day in this situation will be treated under the indentures as if they were made on the original due date.  Postponement of this kind will not result in a default under any debt security or indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day unless the applicable prospectus supplement specifies otherwise.

Paying Agent.  Unless otherwise specified in the applicable prospectus supplement, the trustee will be the initial paying agent.  BLFC or BFE, as the case may be, may at any time designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that BLFC and BFE must maintain a paying agent in each place of payment for each series of debt securities.

Regardless of who acts as paying agent, all money paid by BLFC or BFE, as the case may be, to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to BLFC or BFE, as applicable.  After that two-year period, the holder may look only to BLFC or BFE, as the case may be, (or the guarantor) for payment and not to the trustee, any other paying agent or anyone else.

PLAN OF DISTRIBUTION

The Registrants may sell the offered securities:

●	to or through underwriters or dealers;

●	through agents; or

●	directly to other purchasers.

Underwriters or Dealers.  If the Registrants use underwriters in the sale of the offered securities, the underwriters will acquire the offered securities for their own account.  The underwriters may resell the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  The underwriters may sell the offered securities directly or through underwriting syndicates represented by managing underwriters.  Unless otherwise stated in the prospectus supplement or other offering material relating to the offered securities, the obligations of the underwriters to purchase those offered securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of those offered securities if they purchase any of them.  If the Registrants use a dealer in the sale, the Registrants will sell the offered securities to the dealer as principal.  The dealer may then resell those offered securities at varying prices determined at the time of resale.  Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Through Agents.  The Registrants may designate one or more agents to sell the offered securities.  Unless otherwise stated in a prospectus supplement or other offering material, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.

Directly.  The Registrants may sell the offered securities directly to one or more purchasers.  In this case, no underwriters, dealers or agents would be involved.

General Information.  A prospectus supplement and/or any additional offering material will state the name of any underwriter, dealer or agent and the amount of any compensation, underwriting discounts, commissions or concessions paid, allowed or re-allowed to them.  A prospectus supplement and/or additional offering material will also state the proceeds to the Registrants from the sale of the offered securities, any initial public offering price and other terms of the offering of those offered securities.  Underwriting discounts and commissions will not exceed 8% for any offering of securities made pursuant to this prospectus.

The Registrants may authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the offered securities from the Registrants at the public offering price and on the terms described in the related prospectus supplement and/or additional offering material pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.

The Registrants may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately-negotiated transactions.  If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions.  If so, the third party may use securities pledged by the Registrants or borrowed from any of them or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from the Registrants in settlement of those derivatives to close out any related open borrowings of securities.  The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.

The Registrants may have agreements to indemnify underwriters, dealers and agents against, or to contribute to payments which the underwriters, dealers and agents may be required to make in respect of, certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

LEGAL MATTERS

The validity of the preference shares, common shares and guarantees of any debt securities offered by Bunge Limited under this prospectus and other legal matters relating to Bermuda law will be passed upon for us by Conyers Dill & Pearman Limited, Hamilton, Bermuda.  David W.P. Cooke, a director of Conyers Dill & Pearman Limited, serves as an assistant secretary of Bunge Limited.  The validity of the debt securities offered by Bunge Limited Finance Corp. and Bunge Finance Europe B.V. and the related guarantees by Bunge Limited has been passed upon for us by Reed Smith LLP, New York, New York.  Certain other legal matters will be passed upon for us by Shearman & Sterling LLP, New York, New York and Allen & Overy LLP, Amsterdam, the Netherlands.

EXPERTS

The consolidated financial statements and the related financial statement schedule incorporated in this Prospectus by reference from Bunge Limited’s Annual Report on Form 10-K, and the effectiveness of Bunge Limited’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference.  Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

____________________________

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.

SEC registration fee	$	*
Printing and engraving		**
Legal fees and expenses		**
Accounting fees		**
Total		**

*	Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933.
**	Estimated amounts are not presently known. The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable with respect to any offering of securities.

Item 15.  Indemnification of Directors and Officers.

Bunge Limited

Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law otherwise would be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company.  Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Companies Act.  In addition, Section 98 of the Companies Act provides that a company may advance monies to a director, officer or auditor for the costs, charges and expenses incurred by such director, officer or auditor in defending any civil or criminal proceedings against them, on condition that such person shall repay the advance if any allegation of fraud or dishonesty is proved against them.

Bunge Limited has adopted provisions in its bye-laws that provide that Bunge Limited shall indemnify its officers and directors and any person appointed to a committee by our board of directors in respect of their actions and omissions in relation to any of the affairs of Bunge Limited, except in respect of their fraud or dishonesty.  Bunge Limited’s bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of Bunge Limited, against any of Bunge Limited’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer.  The indemnification provided in Bunge Limited’s bye-laws is not exclusive of other indemnification rights to which a director or officer may be entitled, provided these rights do not extend to his or her fraud or dishonesty.  Section 98A of the Companies Act permits Bunge Limited to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not Bunge Limited may otherwise indemnify such officer or director.

Bunge Limited maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to Bunge Limited with respect to payments which may be made by Bunge Limited to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

Bunge Limited Finance Corp.

Pursuant to authority conferred by Section 102 of the Delaware General Corporation Law (“DGCL”), Article Seven of the certificate of incorporation of Bunge Limited Finance Corp. eliminates the personal liability of directors to Bunge Limited Finance Corp. or its shareholders for monetary damages for breach of fiduciary duty.

Directors remain liable for (1) any breach of the duty of loyalty to Bunge Limited Finance Corp. or its shareholders, (2) any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (3) any violation of Section 174 of the DGCL, which proscribes the payment of dividends and share purchases or redemptions under certain circumstances, and (4) any transaction from which directors derive an improper personal benefit.

Under Article Seven of the Certificate of Incorporation and in accordance with Section 145 of the DGCL, Bunge Limited Finance Corp. shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than any action or suit by or in the right of Bunge Limited Finance Corp. to procure a judgment in its favor, which is hereinafter referred to as a “derivative action”) by reason of the fact that such person is or was a director, officer, employee or agent of Bunge Limited Finance Corp., or is or was serving in such capacity at the request of Bunge Limited Finance Corp. for another entity, to the full extent authorized by Delaware law, against expenses (including, but not limited to, attorneys’ fees), judgments, fines and amounts actually and reasonably incurred in connection with the defense or settlement of such action, suit or proceeding if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of Bunge Limited Finance Corp., and, with respect to any criminal action or proceeding, had no reasonable cause to believe was unlawful.

Under Section 145 of the DGCL, a similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such an action and then, where the person is adjudged to be liable to Bunge Limited Finance Corp., only if and to the extent that the Court of Chancery of the State of Delaware or the court in which such action was brought determines that such person is fairly and reasonably entitled to such indemnity and only for such expenses as the court shall deem proper.

Bunge Limited maintains standard policies of insurance under which coverage is provided (a) to directors and officers of its subsidiaries (which would include Bunge Limited Finance Corp.) against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to Bunge Limited with respect to payments which may be made by Bunge Limited to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

Bunge Finance Europe B.V.

Under Dutch law, members of the management board may be liable to the company and to third parties for damages in the event of improper or negligent performance of their duties. In certain circumstances, they may be liable for damages to the company and to third parties for infringement of the articles of association or of certain provisions of the Dutch Civil Code. Also, in certain circumstances, they may incur additional specific civil and criminal liabilities.

Bunge Limited maintains standard policies of insurance under which coverage is provided (a) to directors and officers of its subsidiaries (which would include Bunge Finance Europe B.V.) against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to Bunge Limited with respect to payments which may be made by Bunge Limited to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

Item 16.  List of Exhibits.

(a)	Exhibits

See the index to exhibits that appears immediately following the signature pages to this registration statement.

(b)	Financial Statement Schedule

Not applicable.

Item 17.  Undertakings.

The undersigned Registrants hereby undertake:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that clauses (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

5. That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                 Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

(iii)              The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

6. The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Bunge Limited’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (“Act”) may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

8. That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

9. That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

10. The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

EXHIBIT INDEX

Exhibit Number	Description
1.1**	Form of Underwriting Agreement

3.1+	Memorandum of Association of Bunge Limited (incorporated by reference to Exhibit 3.1 to Bunge Limited’s Registration Statement on Form F-1 (No. 333-65026) filed July 13, 2001)

3.2+	Certificate of Deposit of Memorandum of Increase of Share Capital (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed August 11, 2008)

3.3+	Bye-laws of Bunge Limited, as amended and restated as of May 25, 2016 (incorporated by reference to Exhibit 3.3 to Bunge Limited’s Annual Report on Form 10-K filed February 28, 2017)

3.4+	Certificate of Incorporation of Bunge Limited Finance Corp. (incorporated by reference to Exhibit 3.3 to Bunge Limited’s Registration Statement on Form F-4 (No. 333-104975) filed May 5, 2003)

3.5+	By-laws of Bunge Limited Finance Corp. (incorporated by reference to Exhibit 3.4 to Bunge Limited’s Registration Statement on Form F-4 (No. 333-104975) filed May 5, 2003)

3.6+	Deed of Incorporation of Bunge Finance Europe B.V. (incorporated by reference to Exhibit 3.6 to Bunge Limited’s Registration Statement on Form S-3 (333-207870) filed on May 6, 2016)

3.7+	Articles of Association of Bunge Finance Europe B.V. (incorporated by reference to Exhibit 3.7 to Bunge Limited’s Registration Statement on Form S-3 (333-207870) filed on May 6, 2016)

4.1+	Form of Common Share Certificate of Bunge Limited (incorporated by reference to Exhibit 4.1 to Bunge Limited’s Annual Report on Form 10-K filed March 3, 2008)

4.2+
Certificate of Designation for Cumulative Convertible Perpetual Preference Shares of Bunge Limited (incorporated by reference to Exhibit 4.3 to Bunge Limited’s Current Report on Form 8-K filed November 20, 2006)

4.3+	Form of Cumulative Convertible Perpetual Preference Share Certificate of Bunge Limited (incorporated by reference to Exhibit 4.2 to Bunge Limited’s Current Report on Form 8-K filed November 20, 2006)

4.4+	Certificate of Deposit of Memorandum of Increase of Share Capital (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed August 11, 2008)

4.5*	Form of Indenture with respect to Senior Notes of Bunge Limited Finance Corp., guaranteed by Bunge Limited

4.6*	Form of Indenture with respect to Senior Notes of Bunge Finance Europe B.V., guaranteed by Bunge Limited

5.1*
Opinion of Conyers Dill & Pearman Limited as to validity of Preference Shares and Common Shares to be issued by Bunge Limited and as to validity of guarantees of Bunge Limited with respect to Debt Securities issued by Bunge Limited Finance Corp. and with respect to Debt Securities issued by Bunge Finance Europe B.V.

E-1

Exhibit Number	Description
5.2*	Opinion of Reed Smith LLP as to validity of Debt Securities of Bunge Limited Finance Corp. and the related Guarantees by Bunge Limited

5.3*	Opinion of Reed Smith LLP as to the validity of Debt Securities of Bunge Finance Europe B.V. and the related Guarantees by Bunge Limited

23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm

23.2*	Consents of Conyers Dill & Pearman Limited (included in Exhibit 5.1)

23.3*	Consent of Reed Smith LLP (included in Exhibit 5.2 and Exhibit 5.3)

25.1*	Statement of Eligibility of Trustee on Form T-1 for the Debt Securities of Bunge Limited Finance Corp., guaranteed by Bunge Limited

25.2*	Statement of Eligibility of Trustee on Form T-1 for the Debt Securities of Bunge Finance Europe B.V., guaranteed by Bunge Limited

____________________
* Filed herewith.

** To be filed by amendment or as an exhibit to a document to be incorporated by reference into this Registration Statement in connection with an offering of common shares or preference shares by Bunge Limited or debt securities of Bunge Limited Finance Corp. or Bunge Finance Europe B.V.

+ Incorporated by reference.

E-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on the 26th of April, 2019.

BUNGE LIMITED

By:	/s/ Thomas M. Boehlert
	Name:	Thomas M. Boehlert
	Title:	Chief Financial Officer

Each person whose signature appears below hereby constitutes and appoints Thomas M. Boehlert, Rajat Gupta, Carla L. Heiss and J. Matt Simmons, Jr., jointly and severally, his or her true and lawful attorneys-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done and hereby ratifying and confirming all that each of said attorneys in fact or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Gregory A. Heckman	Chief Executive Officer and Director (Principal Executive Officer)	April 26, 2019
Gregory A. Heckman

/s/ Thomas M. Boehlert	Chief Financial Officer (Principal Financial Officer)	April 26, 2019
Thomas M. Boehlert

/s/ J. Matt Simmons, Jr.	Controller (Principal Accounting Officer)	April 26, 2019
J. Matt Simmons, Jr.

/s/ Ernest G. Bachrach	Director	April 26, 2019
Ernest G. Bachrach

/s/ Vinita Bali	Director	April 26, 2019
Vinita Bali

/s/ Enrique H. Boilini	Director	April 26, 2019
Enrique H. Boilini

/s/ Carol M. Browner	Director	April 26, 2019
Carol M. Browner

/s/ Andrew Ferrier	Director	April 26, 2019
Andrew Ferrier

Signature	Title	Date

/s/ Paul Fribourg	Director	April 26, 2019
Paul Fribourg

/s/ J. Erik Fyrwald	Director	April 26, 2019
J. Erik Fyrwald

/s/ Kathleen W. Hyle	Director	April 26, 2019
Kathleen W. Hyle

/s/ L. Patrick Lupo	Director	April 26, 2019
L. Patrick Lupo

/s/ John E. McGlade	Director	April 26, 2019
John E. McGlade

/s/ Henry W. Winship	Director	April 26, 2019
Henry W. Winship

/s/ Mark N. Zenuk	Director	April 26, 2019
Mark N. Zenuk

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on the 26th of April, 2019.

BUNGE LIMITED FINANCE CORP.

By:	/s/ Rajat Gupta
	Name:	Rajat Gupta
	Title:	President and Director

Each person whose signature appears below hereby constitutes and appoints Thomas M. Boehlert, Rajat Gupta, Carla L. Heiss and J. Matt Simmons, Jr., jointly and severally, his or her true and lawful attorneys-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done and hereby ratifying and confirming all that each of said attorneys in fact or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Rajat Gupta	President and Director	April 26, 2019
Rajat Gupta

/s/ Aaron L. Elliot	Treasurer	April 26, 2019
Aaron L. Elliot

/s/ Carleton D. Pearl	Director	April 26, 2019
Carleton D. Pearl

/s/ J. Matt Simmons, Jr.	Director	April 26, 2019
J. Matt Simmons, Jr.

/s/ Howard V. Hennigar	Director	April 26, 2019
Howard V. Hennigar

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on the 26th of April, 2019.

BUNGE FINANCE EUROPE B.V.

By:	/s/ Rajat Gupta
	Name:	Rajat Gupta
	Title:	President and Director

Each person whose signature appears below hereby constitutes and appoints Thomas M. Boehlert, Rajat Gupta, Carla L. Heiss and J. Matt Simmons, Jr., jointly and severally, his or her true and lawful attorneys-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done and hereby ratifying and confirming all that each of said attorneys in fact or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Rajat Gupta	President and Director	April 26, 2019
Rajat Gupta

/s/ J. Matt Simmons, Jr.	Director	April 26, 2019
J. Matt Simmons, Jr.

/s/ Howard V. Hennigar	Director	April 26, 2019
Howard V. Hennigar

/s/ Carleton D. Pearl	Director	April 26, 2019
Carleton D. Pearl

/s/ Thomas M. Boehlert	Director	April 26, 2019
Thomas M. Boehlert

/s/ Aaron L. Elliott	Treasurer	April 26, 2019
Aaron L. Elliott